Exhibit 5.1

LEGAL OPINION

July 19, 2012

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202-4437

T 303.223.1100 F 303.223.1111

Board of Directors

Real Goods Solar, Inc.

833 W. South Boulder Road

Louisville, CO 80027

Ladies and Gentlemen:

We are acting as special counsel to Real Goods Solar, Inc., a Colorado corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3, including any amendments thereto (the “Registration Statement”). The Registration Statement registers the offer and sale from time to time pursuant to Rule 415 under the Act, together or separately and in one or more series (if applicable), of up to $25,000,000 (the “Amount”) in total of:

(i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”);

(ii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”);

(iii) warrants to purchase Common Stock, Preferred Stock, Debt Securities (as defined below) or other securities offered under the Registration Statement or under another registration statement (“Warrants”);

(iv) rights to purchase Common Stock, Preferred Stock or Debt Securities (“Rights”);

(v) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities” and together with the Senior Debt Securities, “Debt Securities”); and

(vi) units consisting of two or more of the securities described above in any combination (“Units”).

The Common Stock, Preferred Stock, Warrants, Rights, Debt Securities and Units are collectively referred to as the “Securities.”

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or warrant agent. The Rights may be issued, in one or more series, under one or more rights agreements (each, a “Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt Securities and the Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement. The Units may be issued, in one or more series, under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or unit agent.

The Warrant Agreements, the Rights Agreements, the Indentures and the Unit Agreements are herein collectively called the “Agreements.”

Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals or copies of (i) the Registration Statement (ii) the Company’s Articles of Incorporation and Bylaws, (iii) resolutions of the Company’s Board of Directors, and (iv) such other documents as we have considered relevant.

We have assumed that, (i) all information contained in all documents that we have reviewed is correct, (ii) all signatures on all documents that we have reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, and (v) each natural person signing a document has sufficient legal capacity to do so.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock or Preferred Stock that may be offered and sold under the Registration Statement, including Common Stock or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding Common Stock or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of shares of Common Stock or Preferred Stock (as the case may be) that the Company is then authorized to issue under its Articles of Incorporation, as they may then have been amended, and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation, as they may then have been amended.

We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee thereof consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Articles of Incorporation and Bylaws and Colorado law (each, a “Board Action”) and will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any requirement with respect to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and will comply with all applicable laws and regulations at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the Commission’s regulations promulgated thereunder and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) each of the Agreements and any purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, (v) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable supplemental indentures will have been duly authorized, executed and delivered by the Company, (vi) each Agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company) thereto, and (vii) the terms of Securities as executed, authenticated (if applicable) and delivered are as described in the Registration Statement.

Based on the foregoing, and upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that:

1. Upon the completion of all required Board Actions relating to the issuance of the Common Stock (including any Common Stock issued upon exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock or upon the exercise of Warrants or Rights) and when such Common Stock is issued and upon receipt of legal consideration therefor of not less than $0.0001 per share, such Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

2. Upon the completion of all required Board Actions relating to the issuance of the Preferred Stock (including any Preferred Stock that is issued upon exercise of any Warrant or Rights exercisable for Preferred Stock) and when such Preferred Stock is issued and upon receipt of legal consideration therefor of not less than $0.0001 per share, such Preferred Stock will be duly authorized, legally issued, fully paid and nonassessable.

3. Upon the completion of all required Board Actions relating to the issuance of the Warrants, assuming the constituent securities of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, the Warrants will be duly authorized, legally valid and binding obligations of the Company.

4. Upon the completion of all required Board Actions relating to the issuance of the Rights, assuming the constituent securities of the Rights have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, the Rights will be duly authorized, legally valid and binding obligations of the Company.

5. Upon the completion of all required Board Actions relating to the Debt Securities and when (i) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (ii) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (iii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be duly authorized and validly issued and be legally valid and binding obligations of the Company.

6. Upon the completion of all required Board Actions relating to the issuance of Units, when issued and upon receipt of legal consideration, the Units will be duly authorized, validly issued, legally valid and binding obligations of the Company.

The opinions set forth above (except for the opinions set forth in paragraphs 1 and 2) are subject to the following additional exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and transfer, or similar laws affecting the rights of creditors and legal principles of general application, (ii) the effect of general principles of equity, including principles of materiality, reasonableness and good faith, and the application of such equitable principles to limit the availability of equitable remedies, such as specific performance and injunctive relief (regardless of whether considered in a proceeding at law or in equity) (such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Company or guarantors to perform covenants), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise, (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures, (vi) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable, (vii) we express no opinion with respect to any provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (viii) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in

United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (ix) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies, (x) we express no opinion regarding the effectiveness of any waiver in respect of any of the Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity, (xi) the Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (xii) in the case of the Indentures, the Warrants (or related warrant agreement), any Certificates of Designations, any Units, any underwriting agreement and any other agreements or instruments pursuant to which any Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As to the foregoing matters with respect to which we express our opinion, we advise that we are admitted to practice in the States of Colorado and New York, and do not render any opinion as to legal matters subject to or governed by laws other than the States of Colorado and New York or United States federal jurisprudence.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

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